UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 9, 2011

Web.com Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51595	94-3327894
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12808 Gran Bay Parkway West, Jacksonville, FL	32258
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (904) 680-6600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    Compensatory Arrangements of Certain Officers

Payment of Special Bonuses for Certain Named Executive Officers

On August 9, 2011, the Compensation Committee approved cash bonuses to be paid as promptly as possible to David L. Brown and Kevin M. Carney, two of the Company’s named executive officers. The payments were based on the Compensation Committee’s determination to recognize the particular efforts by such officers in connection with the Company’s integration of the Register.com business that was acquired in 2010.  Such efforts include, but are not limited to, meeting or exceeding the planned time required to complete the integration, estimated revenue synergies, cost savings targets and personnel transitions.  The approved special bonuses were paid on August 12, 2011, and were in the following amounts:

David L. Brown	$750,000.00
Kevin M. Carney	$375,000.00

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Web.com Group, Inc.
(Registrant)

Date: August 15, 2011
/s/ Matthew P. McClure
Matthew P. McClure, Secretary